                                                                   EXHIBIT 10.18









                              AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           AGRICREDIT ACCEPTANCE LLC


                                November 1, 1996

                                                                   EXHIBIT 10.18


                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           AGRICREDIT ACCEPTANCE LLC


                               TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----

ARTICLE I   GENERAL PROVISIONS............................................. 2

    Section 1.01. Company Name and Address................................. 2

    Section 1.02. Registered Office and Registered Agent................... 2

    Section 1.03. Purposes and Powers of the Company....................... 2

    Section 1.04. Commencement of Business................................. 2

    Section 1.05. Fiscal Year.............................................. 2

    Section 1.06. Limited Liability of Members............................. 2

    Section 1.07. Title to Property........................................ 3

    Section 1.08. No Payments of Individual Obligations.................... 3

    Section 1.09. Statutory Compliance..................................... 3

ARTICLE II   MANAGEMENT OF THE COMPANY..................................... 3

    Section 2.01. Management Generally..................................... 3

    Section 2.02. Authority of the CEO..................................... 3

    Section 2.03. Reliance by Third Parties................................ 4

    Section 2.04. Activity of the Managing Boards.......................... 4

    Section 2.05. Exculpation.............................................. 5

    Section 2.06. Indemnification.......................................... 5

    Section 2.07. Other Matters Concerning the Members..................... 6


    Section 2.08. Expenses................................................  6

    Section 2.09. Standard of Care........................................  7

ARTICLE III CAPITAL ACCOUNTS OF MEMBERS AND OPERATION THEREOF.............  7

    Section 3.01. Definitions.............................................  7

    Section 3.02. Capital Contributions...................................  9

    Section 3.03. Capital Accounts........................................  9

    Section 3.04. Allocations............................................. 10

    Section 3.05. Special Allocations..................................... 10

    Section 3.06. Liabilities............................................. 10

    Section 3.07. Allocation of Income and Loss for Tax Purposes.......... 10

    Section 3.08. Determination by the Managing Board of Certain Matters.. 10

    Section 3.09. Adjustments by the Managing Board to Take Account of
                  Interim Year Events..................................... 11

ARTICLE IV LOANS TO MEMBERS; COMPENSATION OF THE MEMBERS; WITHDRAWALS BY
MEMBERS; DISTRIBUTIONS; LIMITATIONS ON DISTRIBUTIONS AND WITHDRAWALS...... 11

    Section 4.01. Loans to Members........................................ 11

    Section 4.02. Compensation of the Members............................. 11

    Section 4.03. Withdrawals............................................. 11

    Section 4.04. Distributions........................................... 11

    Section 4.05. Limitation on Distributions and Withdrawals............. 12

ARTICLE V  CERTAIN RESTRICTIONS ON AFFILIATES............................. 12

    Section 5.01. Non-Competition......................................... 12

    Section 5.02. Restrictions on Transfer by Affiliates.................. 13

ARTICLE VI - MANAGING BOARD AND OFFICERS OF THE COMPANY................... 14

    Section 6.01. Managing Board.......................................... 14


    Section 6.02. Action by the Managing Board............................ 14

    Section 6.03. Officers................................................ 15

    Section 6.04. Oversight Committee..................................... 16

    Section 6.05. Unanimous Consent....................................... 16

    Section 6.06. Restrictions on the Business of the Company............. 18

    Section 6.07. New Businesses of the Company........................... 19

ARTICLE VII RESTRICTIONS ON TRANSFER; PREEMPTIVE RIGHTS................... 20

    Section 7.01. General Restrictions on Transfer........................ 20

    Section 7.02. Right of First Refusal.................................. 21

    Section 7.03. Transfers to Subsidiaries............................... 23

    Section 7.04. Preemptive Rights....................................... 23

    Section 7.05. Substitution of Transferees............................. 23

ARTI VIII WITHDRAWAL OF A MEMBER.......................................... 24

    Section 8.01. Withdrawal Events....................................... 24

ARTI IX  DURATION AND TERMINATION OF THE COMPANY.......................... 24

    Section 9.01. Events of Dissolution................................... 24

    Section 9.02. Liquidation............................................. 25

    Section 9.03 Continuance of Company................................... 25

    Section 9.04. Failure Event........................................... 26

    Section 9.05. Procedures for Certain Transfers Between Members........ 26

    Section 9.06. Certificate of Cancellation............................. 27

ARTICLE X BOOKS AND RECORDS; REPORTS TO MEMBERS; TAX RETURNS.............. 28

    Section 10.01. Books and Records...................................... 28

    Section 10.02. Monthly Reports........................................ 28

    Section 10.03. Annual Reports......................................... 28

    Section 10.04. Filing of Tax Returns.................................. 28

    Section 10.05. Tax Matters Partner.................................... 29

ARTICLE XI MISCELLANEOUS.................................................. 29

    Section 11.01. General................................................ 29

    Section 11.02. Power of Attorney...................................... 29

    Section 11.03. Amendments............................................. 29

    Section 11.04. Choice of Law.......................................... 29

    Section 11.05. Notices................................................ 30

    Section 11.06. Headings............................................... 31

    Section 11.07. Successors and Assigns................................. 31

    Section 11.08. Terms.................................................. 31

    Section 11.09. Invalidity............................................. 31

    Section 11.10. Counterparts........................................... 31

    Section 11.11. Further Assurances..................................... 31

    Section 11.12. Confidentiality........................................ 33

    Section 11.13. Complete Agreement..................................... 33

    Section 11.14. No Third Party Beneficiary............................. 33

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           AGRICREDIT ACCEPTANCE LLC

                          Dated as of November 1, 1996


                 THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of AGRICREDIT ACCEPTANCE LLC (the "Company") is entered into as of November 1, 1996, by and among De Lage Landen Finance, Inc., a Delaware corporation ("DFI"), Agricredit Acceptance Corporation, a Delaware corporation ("AAC"), and, for purposes of withdrawing from the Company, AGCO Corporation (the "Withdrawing Member"). DFI and AAC are referred to herein collectively as the "Members", which term shall include any persons hereafter admitted to the Company pursuant to Section 7.05 hereof and shall exclude any person who ceases to be a Member.

                 WHEREAS, AAC and the Withdrawing Member have formed the Company, as of July 15, 1996, by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware, pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.) (the "Act");

                 WHEREAS, heretofore, the Company has been operated pursuant to a limited liability company agreement dated July 15, 1996 by and between AAC and the Withdrawing Member (herein called the "Initial Agreement");

                 WHEREAS, the Company and AAC are parties to a Contribution Agreement, (the "Contribution Agreement"), pursuant to which AAC has contributed, on the day prior to the date hereof, to the capital of the Company the Assets (as defined in the Contribution Agreement) in exchange for 100% of the capital interests and 99% of the profits interests in the Company;

                 WHEREAS, the Company, the Members, and certain affiliates of the Members (the "Parents") are party to a Purchase Agreement, dated as of July 16, 1996 (the "Purchase Agreement"), pursuant to which DFI is acquiring from AAC a 51% interest in the Company; and

                 WHEREAS, the Members now desire to amend and restate all of the terms and provisions of the Initial Agreement by admitting DFI as a Member with a 51% interest in the Company and entering into this amended and restated limited liability company agreement (herein called the "Agreement"); the Withdrawing Member desires to withdraw from the Company; and the Parents desire to make certain agreements to induce the Members to execute this Agreement.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements set forth in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

                 1. DFI is hereby admitted as a Member of the Company without the need for any act, approval, consent or vote of any person.

                 2. Immediately following the admission to the Company of DFI as a Member of the Company, the Withdrawing Member hereby withdraws as a Member of the Company, and the Company hereby delivers to the Withdrawing Member all contributions made by the Withdrawing Member to the Company upon its admission to the Company.

                 3. The Initial Agreement is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                               General Provisions

                 Section 1.01 Company Name and Address. The name of the Company shall continue to be "Agricredit Acceptance LLC". Its principal office is located at 4412 N.W. 114th Street, Des Moines, Iowa 50322, or at such other location as the Managing Board (as defined in Section 6.01) in the future may designate.

                 Section 1.02 Registered Office and Registered Agent. The address of the registered office of the Company in the State of Delaware is c/o National Corporate Research, Ltd., 9 East Loockerman Street, Dover, Delaware 19901. The name and address of the registered agent of the Company in the State of Delaware is National Corporate Research, Ltd., 9 East Loockerman Street, Dover, Delaware 19901. The registered office or agent of the Company may be changed by the Managing Board from time to time through appropriate filings with the Delaware Secretary of State.

                 Section 1.03  Purposes and Powers of the Company.

                 (a) The Company has been organized (i) to acquire the business and substantially all of the assets of AAC, (ii) to continue the business thereof, conduct any New Line of Business (as defined in Section 6.07(a)) (provided that such New Line of Business relates to the financing of equipment or receivables in the agricultural industry) and conduct any other activities as are necessary or incidental thereto, and (iii) to engage in any other activity or business permitted by law.

                 (b) The Company shall have the power to engage in all actions, proceedings, activities and transactions that the Managing Board may deem necessary or advisable in connection with the foregoing purposes.

                 Section 1.04 Commencement of Business. The Company shall commence business on the date hereof.

                 Section 1.05 Fiscal Year. The fiscal year of the Company (herein called the "Fiscal Year") shall end on December 31 of each year.

                 Section 1.06 Limited Liability of Members. Except as otherwise expressly provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability solely by reason of being a Member; provided, however, that AAC shall remain liable for all Excluded Liabilities (as defined in the Contribution Agreement). Except as otherwise expressly provided in the Act, the liability of each Member shall be limited to the amount of capital contributions required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

                 Section 1.07. Title to Property. All real and personal property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in its individual name or right and each Member's interest in the Company shall be personal property for all purposes.

                 Section 1.08. No Payments of Individual Obligations. The Members shall use the Company's credit and assets solely for the benefit of the Company. No asset of the Company shall be transferred or encumbered for or in payment of any obligation of a Member.

                 Section 1.09. Statutory Compliance. The Company shall continue to exist under and be governed by, and this Agreement shall be construed in accordance with, the applicable laws of the State of Delaware, including the Act. The Members shall make all filings and disclosures required by, and shall otherwise comply with, all such laws, and shall execute and file such documents and instruments as may be necessary or appropriate with respect to the continuation of, and conduct of business by, the Company.

                                   ARTICLE II

                           Management of the Company

                 Section 2.01. Management Generally. The power to make decisions regarding the management of the Company shall be vested exclusively in the Managing Board, as more fully set forth in Article VI. Subject to the provisions of Article VI and in accordance with Section 18-407 of the Act, certain powers of the Managing Board shall be delegated to the CEO (as defined in Section 6.03). The CEO may be an employee, officer or director of DFI, the Parent of DFI ("Rabobank"), or any subsidiary or affiliate thereof.

                 Section 2.02.    Authority of the CEO.   Except as otherwise
expressly provided in Sections 6.05 and 6.06, the CEO, acting at the direction of the Managing Board on behalf of the Company, shall have the right, power and authority to do or cause to be done any and all acts in the daily management of the business and affairs of the Company, including, without limitation, the power and authority:

                 (a) to maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with the reports referred to in Article X;

                 (b) to purchase, at the expense of the Company, liability, casualty, fire and other insurance and bonds to protect the Company's properties, business, partners and employees and to protect the Members and their Affiliates;

                 (c) to acquire, own, lease, sublease, manage, finance, hold, deal in, request re-zoning of, control or dispose of any interests or rights in personal property or real property necessary or incidental to the conduct of the Company's business as described in Section 1.03;

                 (d) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                 (e) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

                 (f) to issue a call for additional capital contributions in accordance with Article III, provided that such capital call is approved by the Managing Board;

                 (g) to make, execute, deliver, perform, assign, acknowledge and file on behalf of the Company any and all documents or instruments of any kind that are necessary, appropriate, incidental or convenient, in furtherance of the Company's business;

                 (h) to employ and engage suitable agents, employees, advisers, consultants and counsel (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, bank or other reputable financial institution), or any other agents or employees to carry out any activities that the CEO is authorized or required to carry out under this Agreement, including, without limitation, a person who may be engaged to undertake some or all of the property management, financial accounting and record keeping or other administrative duties of the CEO;

                 (i) to qualify the Company to engage in business in any state, territory, protectorate or foreign jurisdiction; and

                 (j) to form or cause to be formed, and to own the stock of, one or more corporations.

                 Section 2.03. Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the certificate of any Member or the CEO to the effect that it is then acting on behalf of the Company, and upon the power and authority of the Managing Board as herein set forth.

                 Section 2.04. Activity of the Members. Each Member shall devote so much of their time to the affairs of the Company as in the judgment of the Managing Board the conduct of the business of the Company shall reasonably require, and such Member and its Affiliates shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein. Subject to Section 5.01, nothing herein contained shall be deemed to preclude any Member or any other entity controlling, controlled by or under common control with such Member (with respect to such Member, its "Affiliates") from engaging, directly or indirectly, in any other business. No Member shall have the right to participate in any manner in any profits or income earned or derived by or accruing to another Member or its Affiliates from the conduct of any business other than the business of the Company.

                 Section 2.05.    Exculpation.

                 (a) No Member or any agent of any Member, including the Directors and the Executive Officers (each, as defined in Article VI and collectively with the Members, the "Indemnified Parties") shall be liable to any other Member, Affiliate of any Member or the Company for mistakes of judgment or for any action or inaction, unless such mistakes, action or inaction arise out of, or are attributable to, the gross negligence, willful misconduct or bad faith of the Indemnified Party; nor shall any Indemnified Party be liable to any other Member, any Affiliate of any Member or the Company for any action or inaction of any agent of the Company or the Managing Board; provided that such employee or agent was selected, engaged or retained by such Indemnified Party with reasonable care. Any Indemnified Party may consult with counsel, accountants, investment bankers, financial advisers, appraisers and other specialized, reputable, professional consultants or advisers in respect of Company affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such persons, provided that they shall have been selected with reasonable care.

                 (b) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 2.05 shall not be construed so as to relieve (or attempt to relieve) the Indemnified Parties of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law (including the Act), but shall be construed so as to effectuate the provisions of this Section 2.05 to the fullest extent permitted by law (including the Act).

                 Section 2.06.    Indemnification.

                 (a) Each Indemnified Party shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal and other professional fees and disbursements), judgments, fines, settlements, and other amounts (collectively, the "Indemnification Obligations") arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which such Indemnified Party may be involved, as a party or otherwise, by reason of such person's service to or on behalf of, or management of the affairs of, the Company, or rendering of advice or consultation with respect thereto, or that relate to the Company, its properties, business or affairs, provided that such Indemnification Obligation resulted from a mistake of judgment, or from action or inaction of such Indemnified Party that did not constitute gross negligence, willful misconduct or bad faith, and that such Indemnified Party was acting in accordance with authority granted to it, him or her by the Managing Board. The Company shall also indemnify and hold harmless an Indemnified Party from and against any Indemnification Obligation suffered or sustained by it, him or her by reason of any action or inaction of any employee or other agent of an Indemnified Party; provided that such employee or agent was selected, engaged or retained by the Indemnified Party with reasonable care. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that such Indemnification Obligation resulted from the gross negligence, willful misconduct or bad faith of the Indemnified Party. Expenses (including legal and other professional fees and disbursements) incurred in any proceeding may be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Company as authorized hereunder.

                 (b) The indemnification provided by this Section 2.06 shall not be deemed to be exclusive of any other rights to which each Indemnified Party may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in such Indemnified Party's official capacity and to action in another capacity, and shall continue as to such Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of a Member and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.

                 (c) The Managing Board shall have the power to purchase and maintain insurance on behalf of itself and each Indemnified Party, at the expense of the Company, against any liability that may be asserted against or incurred by them in any such capacity, whether or not the Company would have the power to indemnify the Indemnified Parties against such liability under the provisions of this Agreement.

                 (d) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 2.06 shall not be construed so as to provide for the indemnification of an Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law (including the Act), but shall be construed so as to effectuate the provisions of this Section 2.06 to the fullest extent permitted by law (including the Act).

                 Section 2.07. Other Matters Concerning the Members. Each Member and each agent of each Member, including the Directors and the Executive Officers, may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it, him or her to be genuine and to have been signed or presented by the proper party or parties.

                 Section 2.08. Expenses. The Company shall be responsible for paying, and the Members hereby authorize the Managing Board to pay, directly out of Company funds, all reasonable costs and expenses incurred in connection with the business of the Company, including, without limitation, (i) any out-of-pocket expenses of the Members and each agent of each Member (including the Directors and the Executive Officers) incurred in connection with the business of the Company, (ii) liability and other insurance premiums,
(iii) expenses incurred in the preparation of reports to the Members, (iv) expenses incurred in meetings with and reports to and for Bank Authorities (as defined in Section 11.11) in connection with the business of the Company, provided that, unless approved by the Managing Board, DFI shall be solely responsible for such expenses to the extent they exceed $100,000 per annum, and (v) expenses incurred in connection with and reports to and for Bank Authorities in connection with any proposed New Line of Business (as defined in Section 6.07(a)) (but only if such proposed New Line of Business is approved by the Managing Board in accordance with Section 6.07(a)), and (vi) legal, accounting and other professional fees and expenses, if any.

                 Section 2.09. Standard of Care. Each Member hereby agrees that any standard of care or duty imposed in this Agreement or under the Act or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the Members and their agents, including the Directors and the Executive Officers, to act under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Agreement so long as such action or decision does not constitute willful misconduct and is reasonably believed by the such Member (or its agent) to be consistent (x) with the overall purposes of the Company and (y) with such Member's (or its agent's) authority as defined herein.

                                  ARTICLE III

               Capital Accounts of Members and Operation Thereof

                 Section 3.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires:

                 "Book Value" means the total assets less total liabilities of the Company and AAC Canada, as determined in accordance with GAAP.

                 "Canada Stock" means the Common Stock of AAC Canada.

                 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

                 "Fair Market Value" means, with respect to any property or asset, the dollar value of such property or asset, as determined (i) by mutual agreement of the Members, or (ii) if the members cannot so agree within 20 days after one Member first proposes in writing to the other Member that Fair Market Value be determined by two independent appraisers (each, an "Appraiser"), one selected by each Member, provided that if a Member fails to appoint an Appraiser within 10 days following the expiration of such 20 day period, Fair Market Value shall be determined by the Appraiser selected by the other Member. If two Appraisers are selected, each Appraiser shall submit to the Members their respective appraisals within 30 days after their selection. If a discrepancy between the dollar value of the appraisals exceeds 10% of the higher appraisal and the Members do not agree on a settlement of the discrepancy within 10 days after receipt of the appraisals, then a third Appraiser mutually selected by the Members (or if they cannot so select, then selected by the first two Appraisers), shall be afforded access to the first two appraisals. The third Appraiser shall select one of the appraisals of the first two Appraisers, which selection shall constitute a final determination of Fair Market Value of the property or asset and shall be binding upon the Members. If a discrepancy between the appraisals of the first two Appraisers is less than 10% of the higher appraisal, then the Fair Market Value of the property or assets shall be the average of the two appraisals.

                 "Member Nonrecourse Liability" means any "partner nonrecourse liability" of the Company as defined in Treasury Regulations Section 1.704-2(b)(4).

                 "Net Income and Net Loss" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), adjusted to take into account the adjustments required under Treasury Regulations Section 1.704-1(b)(2)(iv) to reflect the difference between the value of the assets of the Company and their tax bases, including, but not limited, to adjustments required (i) under Treasury Regulations Section 1.704-1(b)(2)(iv)(d) relating to contribution of assets, (ii) under Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect revaluations of assets, (iii) correlative adjustments to reflect depreciation and gain or loss upon a sale or distribution of Company assets with an adjusted basis for book purposes of the
Section 704(b) Regulations that differs from its adjusted basis for federal income tax purposes, (iv) for any income of the Company that is exempt from federal income and not otherwise taken into account in computing Net Income and Net Loss and (v) for any amount of Code Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) of the Company not otherwise taken into account in computing Net Income and Net Loss.

                 "Option Price" means (i) if the Purchase Option or Buy Out Option is being exercised on or after the third anniversary of the date hereof, Fair Market Value, and (ii) if the Purchase Option or Buy Out Option is being exercised prior to the third anniversary of the date hereof, the sum of Book Value plus $10 million. If the Option Price is being determined in connection with the purchase of Interests and Canada Stock, then the Option Price shall mean the amount determined pursuant to the preceding sentence, multiplied by the Percentage Interest represented by the Interest and Canada Stock being acquired. If the Percentage Interests of DFI and AAC (and their Affiliates) in the Company and in AAC Canada are not the same, then Book Value or Fair Market Value, as applicable, of the Company and AAC Canada shall be separately determined, the $10 million increment to the Option Price contemplated by clause (x) shall be ascribed solely to the Purchase Option or Buy Out Option for the Company, and the Book Value or Fair Market Value, as so separately determined, shall be multiplied by the applicable Percentage Interest in the Interests or Canada Stock subject to the Purchase Option or Buy Out Option.

                 "Percentage Interests" has the meaning specified in Section 3.03, and with respect to AAC Canada means the percentage of the Canada Stock owned by DFI or AAC (or their respective Affiliates), as the case may be.

                 "Section 704(b) Regulations" shall mean the Treasury Regulations promulgated under Section 704(b) of the Code.

                 Section 3.02.    Capital Contributions.

                 (a) In the discretion of the Managing Board, the Members shall make additional capital contributions to the Company at such times and in such amounts (pro rata in accordance with their respective Percentage Interests in the Company) if the Gearing Ratio (as such term is defined in the Purchase Agreement) of the Company at the end of any month as reflected in the monthly reports delivered in accordance with Section 10.02 hereof exceeds 11.5:1.0 (or is projected in the approved Annual Budget and Strategic Plan for the then pending fiscal year to exceed such Gearing Ratio at the end of any month during such pending fiscal year), to the extent necessary (in the judgment of the Managing Board) to decrease the Gearing Ratio of the Company to 11.5:1.0.

                 (b) Subject to paragraph (a) of this Section 3.02, a Member shall not have any obligation to the Company or to any other Member to restore any negative balance in the Capital Accounts of such Member. No interest shall be paid by the Company on any capital contributions.

                 (c) Failure by a Member to satisfy a call for additional capital contribution shall have the consequences specified in the last sentence of Section 7.04.

                 Section 3.03.    Capital Accounts.

                 There shall be established for each Member on the books of the Company a Capital Account (a "Capital Account"), which shall be maintained and adjusted as provided in Section 3.02 and this Section 3.03. The name, address and initial Capital Accounts of each of the Members are set forth in a schedule entitled "Schedule of Members' Capital Accounts" (herein called the "Schedule"), which shall be filed with the records of the Company at the Company's principal office and is hereby incorporated by reference and made a part of this Agreement. DFI shall have a 51% interest in the Company, and AAC shall have a 49% interest in the Company (respectively, their "Percentage Interests"), which proportion shall not change without the written consent of both Members, subject to the provisions set forth in Section 7.04. The initial Capital Account of a Member shall be equal to such Member's Percentage Interest multiplied by the net fair market value of the Company's assets, determined for this purpose by dividing the Purchase Price (as defined in the Purchase Agreement) by 0.51. Thereafter, the Capital Account of a Member shall be increased by (A) any amounts credited to such Member pursuant to Sections 3.04 and 3.05, (B) the amount of all cash capital contributions by such Member to the Company pursuant to Section 3.02 and (C) the Fair Market Value of any property contributed by such Member to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code). The Capital Account of a Member shall be reduced by (A) any amounts debited to such Member pursuant to Sections
3.04 and 3.05, (B) the amount of any cash distributed to such Member from its Capital Account pursuant to Article IV and (C) the Fair Market Value of any asset distributed in kind to such Member pursuant to Section 4.04(c) (net of any liabilities secured by such asset that such Member is considered to assume or take subject to under Section 752 of the Code). The Capital Account of a Member shall be adjusted appropriately to reflect any other adjustment required pursuant to Treasury Regulation Section 1.704-1 or 1.704-2.

                 Section 3.04. Allocations. Subject to Section 3.05, any Net Income and Net Loss of the Company for each fiscal year shall be credited or debited to the Capital Accounts of the Members in accordance with their respective Percentage Interests.

                 Section 3.05. Special Allocations. It is the intent of the Members that allocations of Net Income and Net Loss (or items thereof) of the Company shall be made in a manner which complies with provisions of Sections 704(b) of the Code and the Treasury Regulations thereunder and reflects the Member's interests in the Company as determined under Treasury Regulations
Section 1.704-1(b)(3). In furtherance of the foregoing, the Managing Board is authorized and directed to allocate Net Income or Net Loss in a manner that is inconsistent with Section 3.04 hereof to the extent necessary to comply with Sections 704(b) of the Code and the Treasury Regulations thereunder. In this regard, (i) items of loss and deduction attributable to Member Nonrecourse Liabilities shall be allocated as provided in the 704(b) Regulations; (ii) if in any period, there is a net decrease in the amount of the Company's Minimum Gain (as defined in the 704(b) Regulations), or in the amount of Minimum Gain attributable to Member Nonrecourse Liabilities, then the Members shall be allocated items of income or gain for such period and subsequent periods to the extent and in the manner provided in Treasury Regulations Sections 1.704-2(f) and 1.704-(2)(i)(4) as Minimum Gain Chargebacks (as defined in the 704(b) Regulations); (iii) the Company shall make such allocations of income as shall be required by a Qualified Income Offset provision (as defined in the 704(b) Regulations) as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d); and (iv) in no event shall losses or deductions be allocated to a Member if such allocation would result in such Member having a negative Capital Account balance which exceeds the sum of its share of Minimum Gain of the Company and Member Nonrecourse Liability Minimum Gain and the amount such Member is obligated (or deemed obligated) to contribute to the Company upon liquidation of the Company.

                 Section 3.06. Liabilities. Liabilities shall be determined in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis. The Managing Board, in its discretion, may provide reserves for estimated accrued expenses, liabilities or contingencies, whether or not in accordance with GAAP.

                 Section 3.07. Allocation of Income and Loss for Tax Purposes. The Company's taxable income and losses for Federal income tax purposes (and each item of income, gain, loss or deduction entering into the computation thereof) shall be allocated to the Members in the same proportions as the corresponding items of Net Income and Net Loss are allocated pursuant to Sections 3.04 and 3.05; provided, however, that federal income tax items shall be allocated among the Members in accordance with the Section 704(c) of the Code and the Treasury Regulations thereunder to take into account the difference between the value of the Company's assets as determined under
Section 3.03 and the basis of such assets on the date hereof. Schedule 3.07 sets forth the fair market value and tax basis of the Company's assets attributable to each Member as of the date hereof. Allocations pursuant to this Section 3.07 shall not be reflected in the Member's Capital Accounts. The Company shall adopt the method for making such Code Section 704(c) allocations that is selected by the Tax Matters Partner (as defined in Section 10.05) from the methods permitted by Treasury Regulations Section 1.704-3.

                 Section 3.08. Determination by the Managing Board of Certain Matters.

                 (a) All matters concerning valuations and the allocation of taxable income, deductions, credits, Net Profits or Net Income or Net Loss among the Members, including taxes thereon and accounting procedures, not expressly provided for by the terms of this Agreement, shall be equitably determined in good faith by the Managing Board.

                 (b) Notwithstanding anything to the contrary contained herein, the Company shall not make an election under Section 754 of the Code except upon the written request of DFI.

                 Section 3.09. Adjustments by the Managing Board to Take Account of Interim Year Events. If a Member shall be admitted to, or shall withdraw from, the Company other than at the end of the Fiscal Year, or the Percentage Interests of the Members otherwise changes during the Fiscal Year, allocations among the Members and accounting procedures shall be equitably determined in good faith by the Managing Board.

                                   ARTICLE IV

                 Loans to Members; Compensation of the Members;
                            Withdrawals by Members;
          Distributions; Limitations on Distributions and Withdrawals


                 Section 4.01. Loans to Members. Without unanimous approval of Members, the Company may not make loans to any of its Members.

                 Section 4.02. Compensation of the Members. In the discretion of the Managing Board, the Company may pay a salary or other compensation to any agent of any Member (including the Directors and Executive Officers), which shall be treated as an expense of the Company.1

                 Section 4.03. Withdrawals. Without the consent of each Member, no Member may make withdrawals from its Capital Account.

                 Section 4.04. Distributions. Distributions shall be made to the Members at the end of each Fiscal Year following approval of the Annual Budget and Strategic Plan for the pending Fiscal Year to the extent that, after giving effect to such distributions, (x) the Gearing Ratio of the Company (at the end of the month immediately preceding such approval) does not exceed 11.5:1.0 and (y) that the projected Gearing Ratio of the Company (as set forth in the Annual Budget and Strategic Plan for the pending Fiscal Year) is not reasonably anticipated by the Managing Board to exceed 11.5 to 1.0 at the end of any month during such Fiscal Year. In the discretion of the Managing Board, distributions may be made in excess of the foregoing amounts, subject to the Capital Contribution requirements of Section 3.02(a). Such distributions shall be made as follows:



----------------------
(1)   Lawrence Sidwell may be compensated pursuant to a management agreement.

                 (a) All amounts available for distribution shall be distributed to the Members in accordance with, and in proportion to, their respective Capital Accounts.

                 (b) All amounts distributed in connection with a liquidation of the Company or the sale or other disposition of all or substantially all of the assets of the Company that leads to a liquidation of the Company shall be distributed to the Members in accordance with, and in proportion to, their respective Capital Account Balances, as adjusted for all Company operations up to and including the date of such distribution and subject to the provision of Section 9.02.

                 (c) Upon the mutual written agreement of the Members, the Company may distribute any assets in kind. If cash and property are to be distributed in kind simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member. For purposes of determining amounts distributable to the respective Members under this Section 4.04(c), any property to be distributed in kind shall be valued at its Fair Market Value, and the amount of Net Profit or Net Loss that would have been realized had such assets been sold at their Fair Market Value shall be allocated to the Capital Accounts of the Members, as determined by the Managing Board, immediately prior to such distribution.

                 Section 4.05. Limitation on Distributions and Withdrawals. Distributions and permitted withdrawals are subject to the provision by the Company for (i) all Company liabilities in accordance with the Act and (ii) reserves for liabilities taken in accordance with Section 3.06 hereof. The unused portion of any reserve shall be distributed after the Managing Board has determined that the need therefor shall have ceased. No distribution shall be made that shall contravene applicable law.


                                   ARTICLE V

                       Certain Restrictions on Affiliates


                 Section 5.01.    Non-Competition.

                 (a) No Member and no Parent shall, prior to the occurrence of an event of dissolution (as specified in Section 9.01), directly or indirectly;

                          (i)     engage in any managerial, administrative,
operational or sales activities in a Restricted Business anywhere in the Restricted Area;

                          (ii)    organize, establish, operate, own, manage,
control or have a direct or indirect investment or ownership interest in any corporation, partnership (limited or general), limited liability company enterprise or other business entity that engages in a Restricted Business anywhere in the Restricted Area; or

                          (iii)   solicit or actively recruit any employees of
the Company or AAC Canada or any of their subsidiaries or solicit any employee of the Company or AAC Canada or any of their subsidiaries to leave the employment of the Company or AAC Canada.

                 (b) Nothing contained in this Section 5.01 shall prohibit or otherwise restrict either Member or either Parent from (X) acquiring or owning, directly or indirectly, for investment or other legitimate business purposes not intended to circumvent this Agreement, securities of any Person engaged, directly or indirectly, in a Restricted Business in the Restricted Area (1) if such Member or Parent does not control such Person (which for purposes of this Section 5.01 shall be presumed if either (i) such Person is a public Person and neither Member and neither Parent (A) is a controlling Person of, or a member of a group that controls, such Person and (B) owns, directly or indirectly, no more than 5% of any class of equity securities of such Person, or (ii) such Person is not a public Person and no director or officer of either Member or either Parent (A) is a controlling Person of, or a member of a group that controls, such Person and (B) owns, directly and indirectly, no more than 10% of any class of equity securities of such Person), or (2) if such Member or Parent does control such Person, but the Restricted Business is not a material part of such Person's business (provided, that such Member or Parent shall use its reasonable efforts (i) to cause such person to divest such Restricted Business, or (ii) in accordance with Section 6.07, to cause the Company to acquire such Restricted Business as a New Line of Business (as defined in Section 6.07)); or (Y) extending credit or other financing to any Person that is engaged, directly or indirectly, in a Restricted Business.

                 (c)      For purposes of this Section 5.01

                          (i)     "Restricted Business" means the business of
(x) receivables-based financing for customers of Agricultural Equipment (as hereinafter defined) but solely with respect to such Agricultural Equipment,
(y) receivables-based lending for customers of other agricultural machinery and equipment (but solely with respect to such machinery and equipment), and (z) receivables-based lending for customers of agricultural producers, vendors, dealers and suppliers (but solely with respect to agricultural products and inputs).

                          (ii)    "Agricultural Equipment" means tractors,
harvesting equipment, tillage equipment, planting equipment, hay and foraging equipment, irrigation installations, and outdoor materials handling equipment, power products and diesel engines (but solely in connection with their use in agriculture), grain silos and services parts, attachments and accessories for the foregoing.

                          (iii)   "Restricted Area" means the United States and
Canada.

                 Section 5.02.    Restrictions on Transfer by Affiliates.

                 (a) Each Parent agrees to cause each of DFI and AAC, respectively, to comply with the restrictions on transfer of Interests contained in Article VII.

                 (b) Each Parent agrees not to Transfer (as defined in Article VII) its ownership interest in DFI and AAC, respectively, unless both Members shall consent in writing to such Transfer.

                                   ARTICLE VI

                   Managing Board and Officers of the Company

                 Section 6.01.  Managing Board.

                 (a) Subject to the provisions contained in Section 6.03, the power to direct the business and affairs and general policies of the Company and its subsidiaries, if any, shall be vested exclusively in a managing board (the "Managing Board"). The Managing Board shall consist of six members, three of whom shall be designated by DFI (the "DLL Designees") and three of whom shall be designated by AAC (the "AAC Designees"). Each member of the Managing Board shall hereinafter be referred to as a "Director". DFI shall designate one of the DLL Designees to act as the Chair (the "Chair") of the Managing Board, and the Chair shall preside at all meetings of the Managing Board. The DLL Designees shall serve at the pleasure of DFI, and the AAC Designees shall serve at the pleasure of AAC. Any Director may be removed from the Managing Board only by the Member that appointed him or her, in such Member's sole discretion and for any reason or for no reason, by delivering written notice of such removal to the Company and the other Member.

                 (b) Regular meetings of the Managing Board shall be held quarterly at the offices of the Company or at such other times and places as may be fixed by the Managing Board, including by conducting meetings via telephonic conference calls. A quorum of the Managing Board shall consist of at least one DLL Designee and at least one AAC Designee, which quorum must be present at all meetings or telephonic conference calls of the Managing Board. The Board may hold special meetings, which meetings may be called by at least two Directors or by the CEO. Written notice of such special meetings must be provided to all Directors who did not call such special meeting, at least seven days prior to the scheduled date of such special meeting, which notice shall identify the purpose(s) of the special meeting; provided, however, that any Director may waive such notice by attendance or in writing. Directors may participate in a meeting by means of telephone conference, and participation in a meeting by such means shall be deemed to constitute presence in person at the meeting. Directors may be represented at meetings by written proxy or by a designee. All documents, data and other information necessary to the effective functioning of the Managing Board shall be furnished to each Director reasonably prior to a meeting.

                 (c) Any Director may resign by giving to the Chair and the other Directors 30 days' prior written notice. Any vacancy in the Managing Board, whether created by such a resignation, or by the death of any Director or by the removal of a Director in accordance with Section 6.01(a), shall promptly be filled by a new designee of the Member that had appointed such Director. The new Director shall serve on the terms described herein.

                 Section 6.02. Action by the Managing Board . The Managing Board shall act by the vote of a majority of the Directors, except as otherwise specified in this Agreement. Action of the Managing Board may be taken at a meeting, or by written consent of a majority of Directors (or the requisite number of members as specified elsewhere in this Agreement) with all Directors being promptly notified of any action taken by written consent, or by means of telephone conference. In the event of a deadlocked vote on any matter before the Managing Board, the Managing Board shall act by the vote of the Chair (a "Tie Break Vote"), or in the absence of the Chair, by a majority of the DFI Designees.

                 Section 6.03. Officers . The daily affairs of the Company shall be managed by a chief executive officer (who shall initially be Lawrence Sidwell) (the "CEO"). The Managing Board may appoint additional officers as it deems appropriate, with such duties as may be established by the Managing Board (together with the CEO, the "Executive Officers").

                 (a) Chief Executive Officer. (i) The CEO shall be the chief executive officer of the Company and shall be responsible for the general management of the business and the affairs of the Company, shall carry out the directions of the Managing Board, and shall effectuate the business plan, as set forth in the Annual Budget and Strategic Plan (as defined below). Subject to the control of the Managing Board, the CEO shall have such other powers and duties as the Managing Board assigns to him or her.

                          (ii)    In addition to the responsibilities described
above and in Section 2.02, the CEO shall prepare, and submit to the Managing Board, as of the Closing Date under the Purchase Agreement for the Fiscal Year ending December 31, 1996 and at least 30 days prior to the commencement of each subsequent Fiscal Year (or, if the CEO has not received the AGCO Business Plan as defined in the AGCO Agreement, dated the date hereof (the "AGCO Agreement"), by and between the Company and the Parent of AAC ("AGCO"), by such date, as soon as is reasonably practicable after the CEO does receive such report), an annual budget and a strategic plan (the "Annual Budget and Strategic Plan") that describes the business plan for the Company for such Fiscal Year.

                 (b) Delegation of Authority. The Executive Officers may delegate such of their powers and authority to managers, employees and agents of the Company as they deem necessary or appropriate for the conduct of the Company's business, subject to the authority of the Managing Board.

                 (c) Term; Removal. Subject to his or her earlier death, resignation or removal, each Executive Officer shall hold his or her office until his or her successor shall have been elected or appointed and shall have qualified, or until his or her earlier death, resignation or removal. Subject to the provisions of Section 6.05, any Executive Officer may be removed at any time, with or without cause.

                 (d) Resignations. An Executive Officer may resign at any time by giving written notice of his or her resignation to the Company. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                 (e) Vacancies. If an office becomes vacant for any reason, the Managing Board may fill such vacancy. Each Executive Officer so elected or appointed shall serve for the remainder of his or her predecessor's term and until his or her successor shall have been elected or appointed and shall have qualified.

                 Section 6.04.   Oversight Committee.   The Parents shall
establish an oversight committee (the "Oversight Committee"), which shall consist of four members, two of whom shall be designated by AGCO and two of whom shall be designated by Rabobank. The Oversight Committee shall meet periodically to review the coordination of the various joint ventures between AGCO and Rabobank, including the Company and AAC Canada, and to offer guidance with respect thereto. The Oversight Committee shall be only advisory in nature.

                 Section 6.05. Unanimous Consent . Unless AAC's Percentage Interest, when combined with the percentage interests in the Company of all Affiliates of AAC, is less than 33% (a "Reduced Interest Event"), notwithstanding anything contained in Section 6.02, the Company may take the following actions only by the unanimous affirmative vote or unanimous written consent of the Managing Board. For purposes hereof (unless a Reduced Interest Event has occurred), (i) the DLL Designees shall collectively have one vote,
(ii) the AAC Designees shall collectively have one vote, and (iii) the Chair shall not have the authority to exercise the Tie Break Vote.

                          (i) approval of any material transaction between the Company or any subsidiary thereof and any Affiliate of the Company or of a Member, other than pursuant to the terms of
                 (w) the AGCO Agreement, (x) those agreements and arrangements set forth on Schedule 4.13 of the Purchase Agreement that are assigned to the Company, (y) the Servicing Agreement (as defined in Section 6.07(c) or (z) the Financing Documents; provided that approval by the Managing Board shall be required for amendments to and modifications of the agreements and arrangements described in (w), (x), (y) and (z) of this paragraph if such amendments or modifications are adverse to the Company or any subsidiary thereof;

                          (ii) approval of each Annual Budget and Strategic Plan or any material amendment thereof;

                          (iii) approval of all changes in the distribution
                 policy;

                          (iv) any call for additional capital contribution which would result in the Gearing Ratio of the Company at the end of the month immediately preceding such call (or projected Gearing Ratio of the Company at the end of any month for the then pending Fiscal Year) being less than 11.5:1.0;

                          (v) approval of the entry of the Company or AAC Canada into any other partnership arrangement or joint venture;

                          (vi) except in the ordinary course of business, the
                 guarantee by the Company of any indebtedness or contractual obligation of any other Person (other than AAC-Canada and any wholly-owned subsidiary of the Company or AAC-Canada);

                          (vii) any change in accounting principles used by the Company, except to the extent required by a concurrent change in U.S. GAAP;

                          (viii) subject to the provisions of Section 6.07, approval of the acquisition (in one transaction or a series of related transactions) of any business or business division from any Person whether by asset purchase, stock purchase, merger or other business combination, which business or business division represents at least 20% of the revenues of the Company and its subsidiaries taken as a whole (or their predecessors) for the most recently ended Fiscal Year; or the acquisition of a portfolio of loans from any Person, whether by asset purchase, stock purchase, merger or other business combination which portfolio represents at least 20% of the assets of the Company and its subsidiaries taken as a whole (or their predecessors) as of the last day of the most recently completed Fiscal Year; or the acquisition of any business, business division or portfolio of loans that would require AAC to make a Capital Contribution of $3,000,000 or more in accordance with Section 3.02.

                          (ix) any transaction involving a sale, transfer or other disposition (including by means of merger or consolidation) of (x) all or substantially all of the assets of the Company and its subsidiaries taken as a whole, except for any such transaction involving a disposition by the Company or any of its subsidiaries to the Company or any of its wholly-owned subsidiaries or (y) any material portion of the Company's business related to the financing of Agricultural Equipment (the "AEF Business");

                          (x)     the liquidation or dissolution of the Company;

                          (xi)    the admission of new members to the Company;

                          (xii) any merger between the Company and any of its subsidiaries or between subsidiaries of the Company, liquidation, dividend of substantially all assets or other restructuring of the Company and its subsidiaries if such restructuring would have a materially adverse consequence to Rabobank as a result of its indirect ownership of the interests in the Company owned by DFI or a materially adverse consequence to the Company or its subsidiaries taken as a whole;

                          (xiii) approval of any contracts, agreements or arrangements that involve payments or commitments for payments of $10 million or more; provided that no such approval shall be required for (w) contracts, agreements or arrangements contemplated by the approved Annual Budget and Strategic Plan or any approved amendment thereof, (x) any extension of credit to any customer in the AEF Business or approved New Line of Business, (y) any obligation for borrowed money, whether pursuant to a loan agreement, capitalized lease, note, debenture, security or other instrument, any grant of collateral in connection therewith, or any hedging arrangement, or (z) any contract the subject matter of which is addressed in clauses (i), (iv), (v), (vi), (viii), (ix), or
                 (xii) above; and

                 (xiv)    any change in the CEO.

                 For purposes of this Section 6.05, AAC Canada shall be deemed a wholly-owned subsidiary of the Company.

                 Section 6.06.   Restrictions on the Business of the Company.

                 (a) Notwithstanding anything contained in this Agreement, the Company shall comply, and the Members shall cause the Company to comply, and the actions of the Managing Board shall be consistent, with each of the following requirements:
                          (i) The Company shall only engage in activities in which bank holding companies are legally permitted to engage, as established by the Bank Act (as defined in Section 11.11) and the rules and regulations promulgated thereunder;

                          (ii) The Company shall not engage in any additional activities without the knowledge and consent of, as well as prior authorization from, the Board of Governors of the Federal Reserve System (the "FRB");

                          (iii) The Company shall comply with the legal lending
                 limits of Rabobank;

                          (iv) the Company shall observe the anti-tying provisions of the Bank Holding Company Act Amendments of 1970 and the anti-tying provisions of the FRB's Regulation Y, as amended, including the tying restrictions set forth in Section
                 225.7 (12 C.F.R. 225.7); and

                          (v) The Company shall submit to the regulation, supervision and examination of the FRB.

                 (b) In connection with the foregoing, each Member acknowledges the following:

                          (i) DFI has the authority to veto any activities that are impermissible for bank holding companies (which event shall constitute a Mandatory Sale Condition, as defined in
                 Section 7.01(b));

                          (ii)  DFI shall not be liable for the debts,
                 obligations or liabilities of the other Member, and DFI and its Affiliates shall act at all times on an arm's length basis in deciding whether to extend credit to the Company, its Affiliates and competitors;

                          (iii) Rabobank shall not solicit business on behalf of AGCO or its Affiliates (excluding the Company, the Company's subsidiaries and foreign joint ventures jointly owned by the Parents); and

                          (iv) DFI shall maintain active participation and control of the Company;

                 (c) In the event that any federal or national law of the United States or The Netherlands is enacted, or any rule, regulation, order or decree of any federal or national governmental or administrative body of the United States of America or The Netherlands is promulgated as a result of which the Company shall be prohibited by virtue of the direct or indirect ownership thereof by Rabobank from conducting the AEF Business substantially in the same manner as conducted by the Company prior to the date hereof (an "Impacting Law"), and within 180 days after the date of such enactment or promulgation, DFI has been unable to obtain waiver of, approval under or exemption from the Impacting Law, then a "Failure Event" shall be deemed to have occurred, and each Member may then exercise the Purchase Options in accordance with Section
9.05. A Failure Event may arise from a change in law or regulation (including the revision or reinterpretation of current law or regulation).

                 Section 6.07.  New Businesses of the Company .

                 (a) If a Member proposes that the Company or AAC Canada engage in a line of business involving the financing of a type of assets or receivables in the agricultural industry, whether through development of a portfolio, acquisition or otherwise, not included in the AEF Business or another line of business previously approved by the Managing Board pursuant to this Section 6.07, then such Member shall submit a written proposal (the "Proposal") to the Managing Board describing in reasonable detail the material terms and conditions of such business (the "New Line of Business"), including a business plan with respect thereto. No Member may propose to engage in any New Line of Business that relates to the financing of equipment or receivables outside of the agricultural industry.

                 (b) The Managing Board shall determine whether or not the Company or AAC Canada shall pursue the New Line of Business in accordance with the Proposal. The Managing Board shall make such determination within 30 days of the receipt of the Proposal by providing written notice to such effect to the Member proposing the New Line of Business. For purposes of making such determination, the Chair shall not have the authority to exercise the Tie Break Vote.

                 (c) If the Managing Board determines not to pursue the New Line of Business described in the Proposal, then the Member making such Proposal may pursue such business outside of the Company and AAC Canada through itself or any of its Affiliates and may continue to develop and build such New Line of Business (and business ancillary thereto) without future approval of the other Member, and such New Line of Business shall not be deemed Restricted Business. In such event the Company shall, if requested by the proposing member, provide services in respect of such New Line of Business, and any and all extensions thereof, pursuant to a servicing agreement, substantially in the form attached hereto as Exhibit I (the "Servicing

Agreement"); provided that in no event shall the Company be required or permitted to provide any services to any Member (or its Affiliates) that would violate any Applicable Law.

                 (d) If DFI or AAC elects to pursue the New Business pursuant to paragraph (c) above and enters into the Servicing Agreement, the Company and AAC Canada shall have no obligation and no borrowing under the Company's credit facility shall be used, directly or indirectly, to fund the New Line of Business.

                 (e) If the Managing Board determines to pursue the New Line of Business, all expenses and costs incurred in connection with such New Line of Business shall be for the account of the Company, and the Company shall reimburse the proposing Member (and its Affiliates as applicable) for all reasonable expenses and costs incurred by the proposing Member or its Affiliates since the date the Proposal was delivered. Following any such determination, the authority to direct the business and affairs of the New Line of Business shall thereafter be vested in the Managing Board, and, subject to
Section 6.05, the Chair shall have the authority to exercise the Tie Breaker Vote in connection therewith.

                 (f) Notwithstanding the foregoing, DFI shall not require the consent of Managing Board to pursue a New Line of Business pursuant to the
Section 6.07 if a Reduced Interest Event has occurred.

                                  ARTICLE VII

                  RESTRICTIONS ON TRANSFER; PREEMPTIVE RIGHTS

                 Section 7.01.    General Restrictions on Transfer.

                 (a)  Except as otherwise contemplated by Section 7.02 or
Section 7.03, each Member agrees, without the prior written consent of the other Member (which consent may be withheld for any reason or for no reason), not to offer, transfer, sell or otherwise dispose of (each, a "Transfer") any or all of its ownership interests in the Company (the "Interests") (or any interest therein). Except as required by Section 7.01(b), no Transfer may be proposed on or prior to December 31, 1997. Any purported Transfer in violation of the foregoing, other than in compliance with this Agreement, shall be null and void. Each Member agrees not to pledge, hypothecate, grant a security interest in or otherwise encumber any or all of its Interests (or any interest therein), and any attempt to do any of the foregoing shall be null and void.

                 (b)  Notwithstanding subsection (a) hereof, but subject to
Section 7.02 hereof, if at any time a Mandatory Sale Condition (as hereinafter defined) exists with respect to a Member, such Member may Transfer the least amount of its Interests required for it to comply with the Mandatory Sale Condition. A Mandatory Sale Condition shall be deemed to exist if (i) the continued ownership by such Member of all or any portion of the Interests then owned by such Member is prohibited (a "Prohibition") by any federal or national law of the United States of America or The Netherlands or by any rule, regulation, order or decree of any federal or national governmental or administrative body in the United States of America or The Netherlands ("Applicable Law") and (ii) such Member has delivered to the other Member an opinion of counsel, in form and substance satisfactory to the other Member, reaching the conclusion set forth in clause (i) hereof, stating that no governmental procedure or alternative method (other than the sale of the Interests or another procedure or method that would have a burdensome effect on it) is available to such Member to obtain waiver of, approval under or exemption from the Applicable Law or that such waiver, approval or exemption, upon application therefor duly made by such Member, has been finally denied by the applicable governmental authority, and stating the amount of the Interests required to be sold by such Member. A Prohibition may arise from a change in Applicable Law (including the revision or reinterpretation of current Applicable Law) or a change in the nature of the business of the Company.

                 Section 7.02.    Right of First Refusal.

                 (a) If at any time subsequent to December 31, 1997, any Member or any person, corporation, partnership or other entity (other than any successor of such Member and other than the other Member) that acquires Interests from such Member or from such a transferee of such Member (a "Transferee") (such Member or Transferee being hereinafter referred to as the "Proposed Seller") wishes to Transfer some or all of its Interests, or at any time a Mandatory Sale Condition exists with respect to any Member requiring such Member to Transfer some or all of its Interests, in either case to a third party (the "Proposed Buyer"), the Proposed Seller shall first give written notice (an "Offer Notice") thereof to the other Member (the "Remaining Member"). Each Offer Notice shall state, in reasonable detail, (i) the Proposed Buyer, (ii) the amount of Interests to be sold (which shall be a proportional amount of Interests in the Company and AAC Canada), (iii) the offering price (which shall be payable in cash) and (iv) all other significant terms and conditions of such offer.

                 (b) Not later than 60 days following receipt by the Remaining Member of an Offer Notice, the Remaining Member shall give written notice (the "Response Notice") to the Proposed Seller indicating whether the Remaining Member elects to exercise its rights hereunder (the "Options"), which consist of the following:

                          (i) the Remaining Member may require that its Interests be Transferred to the Proposed Buyer on a pro rata basis with the Transfer of the Proposed Seller's Interest, and on the same terms and conditions specified in the Offer Notice with respect to the Proposed Seller's Interest;

                          (ii) the Remaining Member may purchase the Proposed Seller's entire Interest on the same terms and conditions specified in the Offer Notice; or

                          (iii) the Remaining Member may neither sell its Interests nor purchase the Proposed Seller's Interest.

                 The failure to deliver a Response Notice within such 60 day period shall be deemed to be an election of Option (iii) above.

                 (c) If the Remaining Member elects to exercise Option (i) above:

                          (i) The Proposed Seller shall promptly seek to cause the Proposed Buyer to purchase both its and the Remaining Member's Interests on a pro rata basis at the same price and upon the same terms and conditions as specified in the Offer Notice; provided, however, that such terms and conditions shall not be deemed to include the making of any representations and warranties, indemnities or other similar agreement to the Proposed Buyer, other than representations and warranties with respect to title to the Interests being sold and authority to sell such Interests and indemnities related thereto.

                          (ii) If the Proposed Buyer is not willing to purchase the Interests of the Remaining Member on the same terms and conditions as specified in the Offer Notice, then the Proposed Seller shall not be permitted to Transfer its Interests to the Proposed Buyer.

                          (iii) At the closing of the purchase and sale of the Interests pursuant to this Section 7.02 (c), each Member selling its respective Interests shall deliver to the Proposed Buyer a duly authorized and executed amendment to this Agreement or a schedule hereto reflecting the respective Interests of the Members or such other documentation as is reasonably satisfactory to the Proposed Buyer evidencing its ownership of such Interests; and (ii) the Proposed Buyer shall pay the purchase price to the Proposed Seller and the Remaining Member on a pro rata basis in respect of their respective Interests being sold.

                          (iv) In order to provide for just and equitable contribution if the Proposed Seller makes a payment to the Proposed Buyer with respect to an obligation or liability arising under an indemnity by the Proposed Seller covering representations and warranties (excluding representations and warranties, if any, with respect to post-acquisition events) made in any agreement by which Interests are sold pursuant to this Section 7.02(c), the Remaining Member shall contribute to the aggregate amount of such payments in the proportion that the amount received by the Remaining Member from the sale of its Interests to the Proposed Buyer bears to the aggregate amount received by the Proposed Seller and the Remaining Member from the sale of their respective Interests to the Proposed Buyer.

                 (d)      If the Remaining Member elects to exercise Option
(ii) above, the Transfer to the Remaining Member shall take place at a mutually agreeable time and place not more than 30 days after the Response Notice has been given, subject to compliance with any applicable statutory or regulatory requirements, receipt of all necessary governmental consents, clearances and approvals and deferral of the date for such Transfer until completion of compliance with such requirement and the issuance of such approvals, but in no event to a date more than 180 days after the Response Notice has been given (such event being referred to as a "Deferral"). Each such Transfer of Interests shall be on the same terms and conditions as those proposed by the Proposed Buyer named in such Offer Notice.

                 (e) If the Remaining Member does not exercise Option (i) or Option (ii), the Proposed Seller may sell the Interests that were the subject of the Offer Notice to the Proposed Buyer named therein, on the same terms set forth in the Offer Notice, pursuant to a binding written agreement entered into within 60 days following receipt by the Proposed Seller of the related Response Notice. If a binding written agreement to sell such Interests is not entered into within such 60 day period, and if such Interests are not sold pursuant to such agreement within such 60 day period, as the same may be extended by a Deferral, the restrictions of this Section 7.02 shall again apply.

                 (f) No Member shall pledge or encumber its Interest in the Company and it shall be a condition to any sale of Interests by a Proposed Seller to a Remaining Member pursuant to this Section 7.02 that such Interests be sold free and clear of all liens, claims and encumbrances whatsoever, other than such liens, claims or encumbrances in connection with the Company's credit facility.

                 (g) Notwithstanding any of the foregoing, AAC shall not have the Options described in Section 7.02(b)(ii) if a Reduced Interest Event shall have occurred.

                 Section 7.03. Transfers to Subsidiaries. Notwithstanding any other provision of this Agreement, upon written notice to the other Members, each Member may Transfer some or all of its Interests to any direct or indirect wholly owned subsidiaries of such Member's Parent; provided, that (i) such Transfer does not cause a Mandatory Sale Condition to exist; (ii) if at any time such Member's interest in the common and common equivalent stock of such subsidiary is about to decline below 100%, such Member shall cause such Interests to be promptly retransferred to it or to another of its wholly owned subsidiaries before such subsidiary ceases to be wholly owned, directly or indirectly, by such Member; and (iii) such Member shall remain liable for the performance by such subsidiary of its obligations hereunder.

                 Section 7.04. Preemptive Rights. Each Member shall have preemptive rights to subscribe to its respective allocation of any additional Interests that the Company may issue or sell from time to time. The initial allocation of each Member shall be in proportion to such Member's Percentage Interest. If any Member shall fail to subscribe fully to its initial allocation of Interests within 45 days after such Interests have become available for subscription, the remaining unsubscribed Interests shall be re-offered for an additional period of 30 days to the other Member, if such other Member has fully subscribed to its initial allocation of Interests. If any Member shall fail to satisfy a call for additional capital contribution made pursuant to Section 3.02, then the Percentage Interests of the Members shall be adjusted based upon the ratio of the Capital Accounts of each Member (after giving effect to the capital contribution actually made) to the Capital Account of all Members, and the non-defaulting Member shall have the right for a period of 30 days to make an additional Capital Contribution equal to the unsatisfied capital call on the defaulting Member.

                 Section 7.05.    Substitution of Transferees.
Notwithstanding any provision to the contrary herein, no Transferee of an Interest of a Member shall become a Member of the Company (a "Substituted Member") without the prior written consent of the other Members, in their sole discretion.

                                  ARTICLE VIII

                             Withdrawal of a Member

                 Section 8.01. Withdrawal Events. If any of the following shall occur with respect to a Member or a Parent (each, a "Withdrawal Event"):

                 (a) a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) shall take possession of a Member or Parent or any substantial part of its property without its consent, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of a Member or Parent in an involuntary case under any applicable bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) of such Member or Parent or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                 (b) a Member or Parent shall commence a voluntary case under any applicable bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator (or other similar official) of such Member or Parent or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; or

                 (c) a Member or Parent shall commence proceedings to dissolve or liquidate; then, such Member shall be obligated to withdraw from the Company, and the non withdrawing Member shall have the option (the "Buy Out Option"), which option may be delegated to any of such Member's Affiliates, to acquire the Interest of the withdrawing Member at Fair Market Value in accordance with the terms of Section 9.05.

                                   ARTICLE IX

                    Duration and Termination of the Company

                 Section 9.01. Events of Dissolution. The Company shall be dissolved and its affairs shall be wound up on the first to occur of any of the following events: (i) December 31, 2045; (ii) any date during the Company's duration by written decision of all of the Members; (iii) the sale or other disposition (including, without limitation, taking by eminent domain) of all or substantially all of the assets of the Company unless such sale or other disposition involves any deferred payment of the consideration for such sale or disposition, in which case the Company shall not dissolve until the last day of the Fiscal Year during which the Company shall receive the balance of such deferred payment; (iv) the occurrence of a Withdrawal Event, unless the Company is continued pursuant to Section 9.03; (v) the occurrence of a Failure Event (as defined in Section 9.04) provided that the period for the exercise of the Purchase Option has expired; or (vi) the effective date of a decree of judicial dissolution under the Act.

                 Section 9.02.    Liquidation.

                          (a)     Upon the dissolution of the Company as
provided in Section 9.01, the Company shall designate the CEO as the "liquidating trustee" (as defined in the Act), who shall cause the Company to continue solely for the purposes of liquidating all of the assets owned by the Company (until all such assets have been sold or liquidated) and collecting the proceeds from such sales and all receivables of the Company until the same has been written off as uncollectible.

                          (b)     Upon dissolution, the Company shall engage in
no further business thereafter other than that necessary to cause the Company to collect its receivables, liquidate its assets and pay or discharge its liabilities; provided that (i) if any computer programs, software or databases have been created and/or developed by or on behalf of the Company or AAC Canada, then each of DFI and AAC shall be deemed the joint owners of such programs, software or databases and shall be entitled to license the use of such programs, software or databases to its Affiliates; (ii) AAC shall have the option (which option may be delegated to any of its Affiliates) to purchase the assets of the Company and AAC Canada related to the AEF Business; and (iii) DFI or AAC, as the case may be, shall have the option (which option may be delegated to any of its Affiliates) to purchase the assets of the Company and AAC Canada related to the New Lines of Business proposed by such Member (each such option being a "Purchase Option").

                          (c)     Notwithstanding any provision of the Act and
any other laws, the proceeds of liquidation and all other assets of the Company shall be applied and distributed by the liquidating trustee in the following order of priority:

                          (i)     First to the payment of (x) liabilities of the
Company, except loans or advances that may have been made by any of the Members to the Company and (y) expenses of liquidation;

                          (ii)    Then to the setting up of any reserves that
the liquidating trustee may deem necessary for any contingent or unforeseen liabilities or obligations of the Company or of the Members out of or in connection with the Company;

                          (iii)   Then to the repayment of any other loans that
may have been made by any of the Members to the Company; and

                          (iv)    Then any balance remaining shall be
distributed to the Members in accordance with their respective positive Capital Account balances.

                 Section 9.03 Continuance of Company. Notwithstanding anything contained in Section 9.01, upon the occurrence of a Withdrawal Event, the Company shall not be terminated if the remaining Member(s) elect within 90 days of such Withdrawal Event to continue the Company and the Company's business and, if there is only one remaining Member, to admit an additional Member.

                 Section 9.04. Failure Event. If (i) at the end of any Fiscal Year commencing with the Fiscal Year ending December 31, 1996, the return on equity (i.e., operating profit divided by Members' equity) of the Company and AAC Canada for such Fiscal Year is substantially below the targets set forth in the Annual Budget and Strategic Plan for such Fiscal Year, and there is no reasonable prospect that there will be a major improvement thereof, or (ii) for any period of three consecutive calendar months following the date hereof the retail market share of AGCO's production of Agricultural Equipment held by the Company and AAC Canada falls substantially below the lesser of (x) such average market share for the comparable three-month period in the twelve months preceding the date hereof and (y) the retail market share target set forth in the Annual Budget and Strategic Plan for such Fiscal Year, upon request of a Member (evidenced in a written notice to the other Member) the Members will negotiate in good faith to restructure the Company, AAC Canada and their businesses on terms reasonably satisfactory to both Members. If the Members do not reach agreement within 12 months from the date of commencement of such notice, either Member may give written notice to the other Member declaring that a "Failure Event" shall have occurred, and each Member may then exercise the Purchase Options, in accordance with Section 9.05. No Member shall be entitled to give notice of a "Failure Event" pursuant to this Section
9.04 if such Member (or its Affiliates) is in material breach of its obligations to the Company, AAC Canada or any Member (or its Affiliates) under this Agreement or any other related agreements or if such Failure Event results primarily from the acts or omissions of such Member or its Affiliates.

                 Section 9.05.    Procedures for Certain Transfers Between
Members.

                          (a)     If a Member elects to exercise the Buy Out
Option or the Purchase Option, such Member shall deliver written notice (the "Exercise Notice") to the other Member, indicating its intent to exercise the Buy Out Option or the Purchase Option, as the case may be, not later than 60 days following the occurrence of the event triggering such Buy Out Option or Purchase Option. If within such 60-day period, one Member delivers the Exercise Notice in connection with the proposed exercise of a Purchase Option and the other does not, the exercising Member shall have the option (the "Purchase All Option") to acquire not only the AEF Business (in the case of
AAC) or the New Lines of Business proposed by that Member (in the case of DFI or AAC), but any or all assets or businesses of the Company and AAC Canada. Such Member may exercise the Purchase All Option by complying with the terms of this Section 9.05.

                          (b)     If both Members exercise Purchase Options,
they shall negotiate in good faith for a period not exceed 30 days to determine the allocation of systems, technology and personnel related to both the AEF Business and the New Lines of Business. In the event that the parties are unable to reach agreement on such allocation within such 30-day period, then such systems, technology and personnel shall be assigned to DFI, if the consideration being paid by DFI for the New Lines of Business being acquired by DFI exceeds the consideration being paid by AAC for the AEF Business and New Lines of Business being acquired by AAC, and to AAC, if the consideration being paid by AAC for the AEF Business and New Lines of Business being acquired by AAC exceeds the consideration being paid by DFI for the New Lines of Business being acquired by DFI, and the parties shall then negotiate in good faith a servicing agreement (which shall be substantially on the terms of the Servicing Agreement except that the servicing profit shall be fixed by agreement of the parties based on then market terms) pursuant to which the Member acquiring the systems, technology and personnel shall continue to service the AEF Business or New Lines of Business, as the case may be, for the other Member. If only one Member exercises its Purchase Option, such Member shall also have the option (which option may be delegated to any of its Affiliates) to purchase all remaining assets of the Company and AAC Canada.

                          (c)     The Transfer of Interests, in the case of the
Buy Out Option, or the acquisition of the New Lines of Business or the AEF Business (as the case may be), in the case of the Purchase Option, shall take place at a mutually agreeable time and place not more than 30 days after delivery of the Exercise Notice, subject to compliance with any applicable statutory or regulatory requirements, receipt of all necessary governmental consents, clearances and approvals and deferral of the date for such Transfer or acquisition until completion of compliance with such requirements and the issuance of such approvals, but in no event to a date more than 180 days after delivery of the Exercise Notice.

                          (d)     In connection with the exercise of a Buy Out
Option or a Purchase Option, no Member shall be required to make any representations or warranties, indemnities or other similar agreements to the other Member or to the Company or AAC Canada, other than representations and warranties with respect to title to the Interests being sold by such Member (in the case of the Buy Out Option) or title to the assets being sold by the Company (in the case of the Purchase Option).

                          (e)     The consideration to be paid at the
consummation of the transactions contemplated by the Buy Out Option or the Purchase Option, as the case may be, shall be the Option Price of the Interests or assets (as applicable) being acquired by the Member that exercised the Buy Out Option or the Purchase Option, as the case may be. Such consideration shall consist solely of cash.

                          (f)     It shall be a condition to any sale of
Interests or assets, as the case may be, that such Interests or assets be sold free and clear of all liens, claims and encumbrances whatsoever, other than such of the foregoing in connection with the credit facilities of the Company and AAC Canada.

                          (g)     If a Member shall have delegated the Buy Out
Option or the Purchase Option to an Affiliate of such Member (which shall be evidenced by a written instrument between such Member and such Affiliate, to be promptly delivered to the other Member), all references to "Member" in paragraphs (a) through (e) of this Section 9.05 shall be deemed to be references to such Affiliate.

                          (h)     Notwithstanding any of the foregoing, AAC
shall not have the Buy Out Option or the Purchase Option if a Reduced Interest Event shall have occurred.

                 Section 9.06. Certificate of Cancellation. Upon the completion of the distribution of Company assets as provided in Section 9.02, the Company shall be terminated and the liquidating trustee shall cause the cancellation of the Company's certificate of formation and shall take such other actions as may be necessary or appropriate to terminate the Company.

                                   ARTICLE X

               Books and Records; Reports to Members; Tax Returns

                 Section 10.01. Books and Records. The CEO shall cause the Company to keep at the Company's principal office separate books of account, which shall show a true, complete and accurate record of all assets and liabilities, operations, transactions and financial condition of the Company. All financial statements shall be accurate in all material respects, shall present fairly the financial position and results of the Company, and shall be prepared in accordance with the accrual method of accounting for GAAP, consistently applied. Without limiting the generality of the foregoing, the Company shall prepare such financial information and maintain such books and records as are: (i) required by any law, rule or regulation applicable to the Company; or (ii) reasonably requested by any Member. Each Member shall, at its sole expense, have the right, at any time upon reasonable notice to the CEO, to examine, copy and audit the Company's books and records during normal business hours.

                 Section 10.02. Monthly Reports. No later than 10 business days after each month, the CEO, on behalf of the Company, shall prepare and submit or cause to be prepared and submitted to each Member, an accrual basis balance sheet together with an accrual basis profit and loss statement for the month next preceding with a cumulative Fiscal Year accrual basis profit and loss statement to date and with such other financial statements and information as may be reasonably requested by a Member or any of its Affiliates, including any such information required to enable a Member or any of its Affiliates to prepare quarterly reports to be filed pursuant to U.S. or foreign securities or banking laws.

                 Section 10.03.   Annual Reports.  As soon as practicable
after the end of each Fiscal Year, a general accounting and audit shall be taken and made by the Company's independent certified public accountants, which shall initially be KPMG Peat Marwick, and thereafter a "Big Six" accounting firm designated by DFI, covering the assets, properties, liabilities and net worth of the Company, and its dealings, transactions and operations during such Fiscal Year, and all other matters and things customarily included in such accounts and audits, and a full, detailed certified statement shall be furnished to each Member within 45 days after the end of such Fiscal Year. A full and complete report of the audit scope and audit findings in the form of a management audit report shall also be furnished to each Member within 45 days after the end of such Fiscal Year. Such financial statements shall disclose and/or footnote, in sufficient detail, all items of taxable income, gain, loss or accounts that vary from the reporting of such items for financial accounting purposes. The CEO, on behalf of the Company, shall distribute to the Members copies of all management letters prepared by the Accountants in connection with their certification of the audited financial statements.

                 Section 10.04. Filing of Tax Returns. Subject to Article III, the CEO, at the Company's expense, shall prepare and file timely, or cause independent accountants to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any other required federal, state and local income tax and information returns for each tax year of the Company.

                 Section 10.05. Tax Matters Partner. DFI shall be designated on the Company's annual Federal information tax return as the "Tax Matters Partner" of the Company for purposes of Section 6231(a)(7) of the Code.

                                   ARTICLE XI

                                 Miscellaneous

                 Section 11.01. General. This Agreement: (a) shall be binding on the successors of the Members; and (b) may be executed, through the use of separate signature pages or in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart.

                 Section 11.02. Power of Attorney. Each of the Members hereby appoints the CEO, with power of substitution as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file:

                 (a) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the winding-up and dissolution of the Company in accordance with Section 9.02;

                 (b) any business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Company, or required by any applicable federal, state or local law; and

                 (c) all amendments or modifications to the Agreement to the extent made in accordance with Section 11.03 hereof.

                 The power of attorney hereby granted by each of the Members is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the bankruptcy or insolvency of such Member.

                 Section 11.03. Amendments . The terms and provisions of this Agreement may only be modified or amended at any time with the unanimous written consent of all the Members.

                 Section 11.04. Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Act as now adopted or as may be hereafter amended shall govern this Agreement.

                 Section 11.05.   Notices.   Each notice or other communication
relating to this Agreement shall be in writing and delivered in person or by registered or certified mail, or by telecopier, and shall be addressed to such Member at its respective address as set forth below:

                 (i)      If to DFI:

                          De Lage Landen Finance, Inc.
                          c/o De Lage Landen International B.V.
                          Vestdijk 51
                          P.O. Box 652
                          5600 AR Eindhoven
                          The Netherlands
                          Attention:  Department of General Affairs
                          Telephone:  31-40-233-9835
                          Telecopier: 31-40-233-8600

                          with a copy to:

                          Cooperatieve Centrale Raiffeisen-
                          Boerenleenbank B.A., "Rabobank Nederland"
                          245 Park Avenue
                          New York, New York 10017
                          Attention:  Guillermo Bilbao, Esq.

                          Telephone:  212-916-7800
                          Telecopier: 212-818-0233

                          with a copy to:

                          Schulte Roth & Zabel LLP
                          900 Third Avenue
                          New York, New York  10022
                          Attention:  Stuart D. Freedman, Esq.

                          Telephone:  212-758-0404
                          Telecopier: 212-593-5955

                 (ii)     if to AAC:

                          AGCO Corporation
                          4830 River Green Parkway
                          Duluth, Georgia  30136
                          Attention:  Chief Financial Officer

                          Telephone:  770-813-9200
                          Telecopier: 770-813-6158

                          with a copy to:

                          King & Spalding
                          191 Peachtree Street
                          Atlanta, Georgia  30303
                          Attention:  John J. Kelley III, Esq.

                          Telephone:  404-572-4600
                          Telecopier: 404-572-5100


                 Any Member may designate a new address by notice to that effect given to the Company. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when mailed by registered or certified mail or telecopied to the proper address or delivered in person.

                 Section 11.06. Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

                 Section 11.07. Successors and Assigns. Subject to the restrictions on Transfer set forth herein, this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns

                 Section 11.08. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or entity may in the context require. Any reference to the Code or other statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned.

                 Section 11.09. Invalidity. If any provision of this Agreement shall be held invalid, it shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

                 Section 11.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the Members (and, in the case of Article V, the Parents), and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

                 Section 11.11.   Further Assurances.

                 (a)      For purposes hereof:

                          (i)     "Bank Act" means the Bank Holding Company Act
of 1956, as amended from time to time, 12 U.S.C. Section 1841 et al and the International Banking Act of 1978, as amended from time to time, 12 U.S.C.
Section 3101 et. seq.

                          (ii)    "Bank Authority" means the Board of Governors
of the Federal Reserve System; any other Federal governmental authority, agency, body, or official responsible for the regulation, supervision and/or examination of banks, bank holding companies or subsidiaries thereof or other depository institutions; any governmental authority, agency, body or official responsible for the regulation, supervision and/or examination of banks, bank holding companies or subsidiaries thereof or other depository institutions under the laws of a state, territory, commonwealth, district, possession, or political subdivision of, or within, the United States; any governmental authority, agency, body or official responsible for the regulation, supervision and/or examination of banks, bank holding companies or subsidiaries thereof or other depository institutions under the laws of a country other than the United States or a political subdivision of such country; any non-governmental self-regulatory agency, body or official responsible for the regulation, supervision and/or examination of banks, bank holding companies or subsidiaries thereof or other depository institutions.

                          (iii)   "Bank Regulatory Approval" means an
authorization, approval, consent, license, order, waiver or other action of a Bank Authority.

                 (b) The parties hereto agree that they will use their respective best efforts to cooperate with each other and to execute and deliver, or cause to be delivered, all such other instruments, and will take all such other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions and purposes hereof and promptly, upon request by one party (the "Requesting Party"), furnish to the Requesting Party any information relating to the furnishing party, its employees, officers and directors and Affiliates, which is required under any applicable law or regulation for inclusion in any filing that the Requesting Party or any of its Affiliates is required to make with any applicable regulatory authority. Each party, at the date such information is furnished, shall use its reasonable best efforts to assure that all information furnished by it pursuant to this Section
11.11 is true, complete and correct without omission of any material fact required to be stated to make the information stated therein not misleading.

                 (c) If at any time a Bank Regulatory Approval is required for any transaction, investment or activity authorized or permitted by this Agreement, DFI or its Affiliates may take whatever steps it deems necessary and appropriate to obtain such Bank Regulatory Approval, including the submission of an application to any Bank Authority. In such event, each party hereto shall use its respective reasonable efforts to comply fully with any request of any Bank Authority for information, including, but not limited to, affording any Bank Authority or any representative thereof access during normal business hours to their employees, managers, equipment, records, files, books of account and tax returns.

                 (d) No Member shall, without the prior written consent of the other Members, take any action or exercise any right, power and authority of a Member of the Company that, in the reasonable judgment of DFI:

                          (i) would cause a violation of or conflict with the Bank Act, or any rule or regulation promulgated thereunder or of any Bank Authority applicable to the Member or any of its Affiliates; or

                        (ii)    would require a Bank Regulatory Approval.

                 Section 11.12. Confidentiality. Each Member acknowledges that it has acquired and will continue to acquire confidential and proprietary information regarding the business and operations of the Company, each other and its respective affiliates. Accordingly, each Member agrees that, without the prior written consent of the other Member, it will neither (i) disclose any such information to any third party nor (ii) use, or permit the use of, any such information in the other businesses of such Member and its Affiliates (other than the Company and its subsidiaries). For purposes of this Agreement, information shall be considered confidential and proprietary if it was developed or acquired by either Member or any of its Affiliates and is not publicly available.

                 Section 11.13. Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the Members with respect to the matters to which it relates. It supersedes all prior written and oral statements and no representation, statement, condition or warranty not contained in this Agreement shall be binding on the Members or have any force or effect whatsoever.

                 Section 11.14. No Third Party Beneficiary. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members and their respective successors and permitted assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, it being the intention of the Members that no one shall be deemed to be a third party beneficiary of this Agreement.

                  (Remainder of page intentionally left blank)

                 IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.


                                      MEMBERS:
                                      DE LAGE LANDEN FINANCE, INC.

                                      By: /s/
                                         ---------------------------------------
                                           Name:
                                           Title:
                                      AGRICREDIT ACCEPTANCE CORPORATION

                                      By:   /s/
                                           -------------------------------------
                                           Name:
                                           Title:

                                      WITHDRAWING MEMBER:
                                      Solely to reflect its withdrawal from the
                                      Company:

                                      AGCO CORPORATION

                                      By: /s/
                                         ---------------------------------------
                                           Name:
                                           Title:

                                      PARENTS:
                                      Solely for purposes of Article V:

                                      AGCO CORPORATION

                                      By: /s/
                                         ---------------------------------------
                                           Name:
                                           Title:

                                      COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLE
                                      ENBANK B.A., "Rabobank Nederland"

                                      By: /s/
                                         ---------------------------------------
                                           Name:
                                           Title:

                           AGRICREDIT ACCEPTANCE LLC
                   Schedule of Members' Capital Contributions




Member                                                         Amount
------                                                         ------
De Lage Landen Finance, Inc.                               $28,493,492



Agricredit Acceptance Corporation                          $27,376,100